Exhibit 10.2

Execution Version

PREFERRED STOCK PURCHASE AGREEMENT
BETWEEN
HORIZON GLOBAL CORPORATION
AND PREFERRED STOCK PURCHASE AGREEMENT
BETWEEN
HORIZON GLOBAL CORPORATION
AND
THE PURCHASERS NAMED IN SCHEDULE 1
Dated as of June 27, 2022

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PREFERRED STOCK PURCHASE AGREEMENT
THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 27, 2022, is made by and among Horizon Global Corporation, a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule 1 hereof (each, a “Purchaser” and, collectively, the “Purchasers”). The Company and the Purchasers are referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings given to them in Section 1.1 hereof.
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable and has authorized (i) the issuance and sale of 40,000 shares (the “Purchased Preferred Shares”) of the Company’s Series B Preferred Stock, par value of $0.01 per share (the “Series B Preferred Stock”), to the Purchasers (as defined below) and (ii) the issuance of 1,000 shares (the “Commitment Preferred Shares”) of Series B Preferred Stock to the Purchasers;
WHEREAS, subject to the terms and conditions contained in this Agreement, the Company has agreed to issue and sell, and each of the Purchasers has severally agreed to purchase, the Purchased Preferred Shares, upon the terms and conditions set forth herein; and
WHEREAS, subject to the terms of the Commitment Letter (as defined below), the Company has agreed to issue the Commitment Preferred Shares.
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, the Company and the Purchasers hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement, the following terms shall have the respective meanings specified below:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person. “Affiliated” has a correlative meaning.
“Agreement” has the meaning set forth in the Preamble.
“Authorized Preferred Stock” has the meaning set forth in Section 3.2(a).
“Board” has the meaning set forth in the Recitals.
“Bylaws” means the Amended and Restated Bylaws of the Company, as in effect on the date hereof.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended, as in effect on the date hereof.
“Closing” has the meaning set forth in Section 2.3(a).

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“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment Letter” has the meaning set forth in Section 2.2(c).
“Commitment Preferred Shares” has the meaning set forth in the Recitals.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the Preamble.
“Company SEC Documents” has the meaning set forth in Section 3.8(a).
“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral.
“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by Contract or agency or otherwise. “Controlled” has a correlative meaning.
“Convertibility Requirement” has the meaning set forth in the Certificate of Incorporation.
“Corre” means Corre Partners Management, LLC, a Delaware limited liability company and the appointed investment manager of each of the Purchasers.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchanged Convertible Notes” has the meaning set forth in Section 2.2(a).
“GAAP” has the meaning set forth in Section 3.9.
“Governmental Entity” means any federal, state, or local governmental or quasi-governmental instrumentality, agency, board, commission, department, court or tribunal; or any regulatory agency, bureau, commission, or authority.
“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.
“Legal Proceedings” means any legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, notices of noncompliance or violations, or proceedings.
“Legend” has the meaning set forth in Section 2.4(a).
“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien or other restrictions of a similar kind.
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.
“Party” and “Parties” have the meanings set forth in the Preamble.

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“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.
“Preferred Shares” means, collectively, the Purchased Preferred Shares and the Commitment Preferred Shares.
“Private Placement” means, collectively, (i) the purchase by each of the Purchasers of the Purchased Preferred Shares for the Purchase Amount on the terms reflected in this Agreement and (ii) the issuance by the Company of the Commitment Preferred Shares to the Purchasers.
“Purchase Amount” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column entitled “Purchase Amount” set forth on Schedule 1 hereof, and with respect to the Purchasers collectively, the aggregate purchase price of $40,000,000 for the Purchased Preferred Shares.
“Purchased Preferred Shares” has the meaning set forth in the Recitals.
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Series B Preferred Stock” has the meaning set forth in the Recitals.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than 50% of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body, or (c) has the power to direct the business and policies.
“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.
“Transfer” means to voluntarily or involuntarily sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly. “Transfer” used as a noun has a correlative meaning.
Section 1.2    Construction. In this Agreement, unless the context otherwise requires:
(a)references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;

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(b)words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(c)the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;
(d)the term “this Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;
(e)“include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;
(f)references to “day” or “days” are to calendar days;
(g)references to “the date hereof” means the date of this Agreement;
(h)unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and
(i)references to “dollars” or “$” refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II
PRIVATE PLACEMENT
Section 2.1    The Private Placement. On and subject to the terms and conditions hereof, (a) each of the Purchasers severally agrees to purchase, and the Company agrees to issue and sell to each of the Purchasers, on the date hereof for the Purchase Amount, the Purchased Preferred Shares, and (b) subject to the issuance of the Purchased Preferred Shares as contemplated by Section 2.3(b), the Company agrees to issue the Commitment Preferred Shares to the Purchasers in satisfaction of its obligation to pay a commitment fee pursuant to the terms of the Commitment Letter, in each case free and clear of any Liens or other restrictions on transfer (other than applicable federal and state securities Law restrictions or as set forth herein or in the Preferred Stock Amendment). The offer, sale and issuance of the Preferred Shares to the Purchasers pursuant to this Agreement will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or another available exemption from registration under the Securities Act.
Section 2.2    Payment by Exchange of Exchanged Convertible Notes.
(a)    On the date hereof, and subject to the issuance of the Purchased Preferred Shares as contemplated by Section 2.3(b), each of the Purchasers shall deliver and pay its respective portion of the Purchase Amount by delivery of the Company’s 2.75% Convertible Senior Notes due 2022 beneficially owned by such Purchaser (collectively for all Purchasers, the “Exchanged Convertible Notes”), free and clear of all Taxes, Liens and similar interests, in an aggregate principal amount set forth opposite such Purchaser’s name under the column titled “Exchanged Convertible Notes” on Schedule 1 hereof, all in satisfaction of the respective Purchaser’s obligation to purchase the Purchased Preferred Shares. For the avoidance of doubt, apart from the Exchanged Convertible Notes, any and all other 2.75% Convertible Senior Notes due 2022 of the Company beneficially owned by the Purchasers shall not be so delivered and exchanged and shall not be subject to this Agreement.
(b)    The Parties intend and agree to use their respective reasonable best efforts to structure the purchase of Purchased Preferred Shares made by exchange of the Exchanged Convertible

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Notes in such a way that, to the maximum extent possible, such exchange and purchase shall be a recapitalization pursuant to Section 368(a)(1)(E) of the Code for United States federal and applicable state and local tax purposes, and none of the Parties has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Closing, would reasonably be expected to prevent or impede such exchange and purchase from qualifying as such a recapitalization.
(c)    The Parties intend and agree that the purchase of Purchased Preferred Shares made by the exchange of the Exchanged Convertible Notes shall satisfy the obligation to fund the “Total Commitment Amount”, as defined in and provided by that certain Commitment Letter (the “Commitment Letter”) dated February 10, 2022 by and between the Company and Corre, as investment manager of the Purchasers.
Section 2.3    Closing. The closing of the Private Placement (the “Closing”) shall take place at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or such other place as shall be agreed to by the Parties, on the date hereof.
(a)    At the Closing, (i) issuance of the Purchased Preferred Shares will be made by the Company to each of the Purchasers against delivery of the Exchanged Convertible Notes in accordance with Section 2.2 and (ii) subject to the issuance of the Purchased Preferred Shares, issuance of the Commitment Preferred Shares will be made by the Company to each of the Purchasers. The Preferred Shares to be delivered pursuant to this Section 2.3(b) shall be represented by physical certificates, which shall be delivered to the Purchasers promptly following the Closing.
(b)    It is agreed that, at the Closing, the respective Purchasers will not be entitled to any accrued and unpaid interest on the Exchanged Convertible Notes. It is understood that the respective Purchasers shall receive accrued and unpaid interest on the Exchanged Convertible Notes in connection with the scheduled interest payment to be made with respect to the Company’s 2.75% Convertible Senior Notes due 2022 on July 1, 2022, in accordance with the Indenture governing such Convertible Senior Notes.
Section 2.4    Restrictions on Transferability of Preferred Stock.
(a)    Legends. Each certificate evidencing securities issued hereunder and each certificate issued in exchange for or upon the Transfer of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.
THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, DIVIDEND, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE SHARES OF PREFERRED STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH POWERS, DESIGNATIONS, PREFERENCES AND/OR RIGHTS ARE SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
        (b)    Restrictions on Transfer. The Purchasers may not Transfer the Preferred Shares to any other Person except with the prior written consent of the Company in its sole discretion, and, in the case of any such Transfer, subject to compliance with applicable Law. Notwithstanding anything to the contrary in the foregoing, a Purchaser may Transfer Preferred Shares to any of its Affiliates so long

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as any such Affiliate shall agree in writing that it shall, upon such Transfer, assume with respect to such Preferred Shares such Purchaser’s obligations under this Agreement and become a Party for such purpose, and, in the case of any such Transfer, subject to compliance with applicable Law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each of the Purchasers (unless otherwise set forth herein, as of the date hereof) as set forth below.
Section 3.1    Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware, has the corporate power and authority to own, lease or operate its property and to conduct its business in which it is currently engaged and presently proposes to engage and is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.2    Capitalization.
(a)The authorized stock of the Company consists of 400,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, $0.01 par value (“Authorized Preferred Stock”).  As of June 15, 2022, (i) 27,676,025 shares of Common Stock were issued and outstanding, (ii) 686,506 shares of Common Stock were held in treasury, (iii) 2,365,881 shares of Common Stock were issuable upon exercise in respect of options to purchase shares of Common Stock and other equity awards granted under any equity compensation plan of the Company, whether vested or unvested, (iv) 10,206,146 shares of Common Stock were issuable in respect of outstanding warrants to purchase shares of Common Stock and (v) no shares of Authorized Preferred Stock were outstanding.
(b)Except as contemplated by this Agreement, the Preferred Shares or as disclosed in the Company SEC Documents or with respect to securities issued or issuable under existing equity compensation plans of the Company, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other contracts relating to the issuance or repurchase of capital stock, or other equity interests of the Company to which the Company is a party, or by which it is bound, obligating the Company to (A) issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or contract, or (C) redeem or otherwise acquire any number of such shares of capital stock or other equity interests.
(c)Except as disclosed in the Company SEC Documents or as contemplated by this Agreement, there are no voting trusts or other contracts to which the Company is a party with respect to voting or registration of the capital stock or other equity interests of the Company.
(d)The Company or one or more of its direct or indirect Subsidiaries owns the common stock, membership interests or other ownership interests, as applicable, in each of its Subsidiaries free and clear of all Liens, encumbrances and adverse claims, except for Liens securing the Company’s existing indebtedness and such Liens, encumbrances and adverse claims as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.

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Section 3.3    Authorization, Execution and Delivery. The Company has requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Private Placement. The execution and delivery of this Agreement and the consummation of the Private Placement have been duly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize the Private Placement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereinafter in effect, relating to creditors’ rights generally or equitable considerations.
Section 3.4    No Conflict. Neither the offer and sale of the Preferred Shares nor the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will result in a violation or default of, or the imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to (a) any provision of applicable Law, (b) the Certificate of Incorporation or Bylaws, as the case may be, or other organizational documents, each as amended, of the Company or any Subsidiary of the Company, (c) any agreement or other instrument binding upon the Company or any Subsidiary of the Company or (d) any Order any Governmental Entity, agency or court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, except in the case of clauses (a), (c) and (d) for any such violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.5    Consents and Approvals. No consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity by the Company is required in connection with the transactions contemplated herein, except such as may be required under the Exchange Act, the Securities Act or “Blue Sky” Laws.
Section 3.6    Issuance; Valid Issuance. The Preferred Shares to be issued in connection with the consummation of the Private Placement and pursuant to the terms of this Agreement will, when issued and delivered on the date hereof and any time thereafter, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Preferred Shares will be free and clear of all Taxes, Liens (other than transfer restrictions imposed hereunder, under the Certificate of Incorporation or by applicable Law), preemptive rights, subscription and similar rights. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article IV, it is not necessary in connection with the issuance and sale of the Preferred Shares to the Purchasers in the manner contemplated by this Agreement to register such Preferred Shares under the Securities Act.
Section 3.7    Investment Company Act. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.8    Compliance with SEC Filings.
(a)    The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2020 (such documents together with all other forms, documents and reports filed or furnished by the Company with the SEC, including the exhibits thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    The Company maintains (x) a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the

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Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (y) a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files with the SEC pursuant to the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures were effective as of the times indicated in the Company SEC Documents. The Company’s internal control over financial reporting was effective as of the times indicated in the Company SEC Documents and, at such times, the Company was not aware of any material weaknesses in its internal control over financial reporting.
Section 3.9    Financial Statements. The audited consolidated financial statements and unaudited consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to the Company), and were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as otherwise disclosed in the Company SEC Documents.
Section 3.10    No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s most recent consolidated balance sheets (or stated in the notes thereto) included in the Company SEC Documents and (b) for liabilities and obligations incurred since December 31, 2021 in the ordinary course of business, neither the Company nor any of its Subsidiaries, taken as a whole, has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto) other than those which would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.11    Absence of Certain Changes or Events. Since the date of the Company’s most recent consolidated balance sheet included in the Company SEC Documents, there has not occurred any change, event or development that has, individually or in the aggregate, materially and adversely affected the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement, or would, individually or in the aggregate, reasonably be expected to do so.
Section 3.12    Litigation and Regulatory Proceedings. Other than as disclosed in the Company SEC Documents, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary of the Company is a party or to which any of the properties of the Company or any Subsidiary of the Company are subject wherein an unfavorable decision, ruling or finding would, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.13    Compliance with Law. The Company and each of its Subsidiaries are, and since January 1, 2020 have been, in compliance with and not in default under or in violation of any Law, except where such non-compliance would not, individually or in the aggregate, reasonably be

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expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement. Within the past three years, neither the Company nor any of its Subsidiaries has received any notice or other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s business, financial condition or results of operations or the Company’s ability to perform its obligations under this Agreement.
Section 3.14    No Broker’s Fees. The Company is not a party to any Contract with any Person that would give rise to a valid claim against any Purchaser or Corre for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the issuance of the Preferred Shares.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Each Purchaser hereby severally represents and warrants to the Company as set forth below.
Section 4.1    Organization, Authority, Execution and Delivery. Such Purchaser (a) is a legal entity organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization, (b) has the requisite power and authority (corporate or otherwise) to enter into this Agreement, perform its obligations under this Agreement and to consummate the Private Placement (c) has duly authorized the execution and delivery of this Agreement and no other corporate proceedings on the part of such Purchaser are necessary to authorizing the Private Placement and (d) has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereinafter in effect, relating to creditors’ rights generally or equitable considerations.
Section 4.2    No Conflict. The execution and delivery by such Purchaser of this Agreement, the compliance by such Purchaser with all of the provisions hereof and the consummation of the transactions contemplated herein (a) will not conflict with, or result in breach, modification, termination or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Purchaser is party or is bound or to which any of the property or assets of such Purchaser are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable organizational documents) of such Purchaser and (c) will not result in any violation of any Law or Order applicable to such Purchaser or any of its properties, except in each of the cases described in clauses (a) or (c), for any conflict, breach, modification, termination, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit or materially and adversely impact such Purchaser’s performance of its obligations under this Agreement.
Section 4.3    Consents and Approvals. No consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity having jurisdiction over such Purchaser or any of its properties is required for the execution and delivery by such Purchaser of this Agreement, the compliance by such Purchaser with the provisions hereof and the consummation of the transactions contemplated herein.
Section 4.4    No Registration. Such Purchaser understands that (a) the Preferred Shares, as well as any shares of Common Stock into which the Preferred Shares may be converted, have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein or otherwise made pursuant hereto and (b) the foregoing Preferred Shares, as well as any shares of

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Common Stock into which the Preferred Shares may be converted, cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.
Section 4.5    Purchasing Intent. Such Purchaser is acquiring the Preferred Shares for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Purchaser has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws and subject to compliance with the provisions hereof.
Section 4.6    Sophistication; Investigation.
(a)    Such Purchaser has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Preferred Shares. Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Purchaser understands and is able to bear any economic risks associated with its investment in the Preferred Shares (including the necessity of holding such shares for an indefinite period of time and including an entire loss of its investment in the Preferred Shares and any shares of Common Stock into which the Preferred Shares may be converted). Except for the representations and warranties expressly set forth in this Agreement, such Purchaser has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the transactions contemplated by this Agreement with a full understanding, based exclusively on its own independent review, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations or warranties, either expressed or implied, by or on behalf of the Company.
(b)    Such Purchaser acknowledges and understands that the Company has not been requested to provide, and has not provided, such Purchaser with any information or advice with respect to the Preferred Shares (or any shares of Common Stock into which the Preferred Shares may be converted), and such information or advice is neither necessary nor desired.
(c)    Such Purchaser acknowledges and understands that the Company may possess material nonpublic information regarding the Company or its Subsidiaries not known to such Purchaser that may impact the value of the Preferred Shares and any shares of Common Stock into which the Preferred Shares may be converted, and that the Company is not disclosing such information to such Purchaser. Such Purchaser understands, based on its experience, the disadvantage to which such Purchaser is subject due to the disparity of information between the Company and such Purchaser. Notwithstanding such disparity, such Purchaser has deemed it appropriate to enter into this Agreement and to consummate transactions contemplated hereby. Accordingly, in the light of such Purchaser’s experience and sophistication, such Purchaser agrees that the Company shall have no liability to such Purchaser whatsoever due to or in connection with the Company’s use or non-disclosure of material nonpublic information regarding the Company or its Subsidiaries not known to such Purchaser, including, without limitation, if and to the extent such information affects any representation, warranty or covenant of the Company hereunder, and such Purchaser irrevocably waives any claim that it might have based on the failure of the Company to disclose such information.
Section 4.7    Title to Exchanged Convertible Notes. Such Purchaser is the sole beneficial owner of its Exchanged Convertible Notes (including any accrued and unpaid interest), which are registered in the name of The Depository Trust Company or its nominee, and such Purchaser has full power and authority to tender, sell, assign, and transfer such Exchanged Convertible Notes, including full power and authority to exchange them as provided in this Agreement. Such Purchaser has good, valid and marketable title to its ownership interest in its Exchanged Convertible Notes, free and clear of any Taxes, Liens and similar interests. Such Purchaser has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Convertible Notes or its rights in its Exchanged Convertible Notes or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Convertible Notes, except as may be required to consummate the transactions contemplated by this Agreement. Upon such

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Purchaser’s delivery of its Exchanged Convertible Notes to the Company pursuant to Section 2.2, such Exchanged Convertible Notes shall be free and clear of all Liens created by such Purchaser.
Section 4.8    No Broker’s Fees. Neither Corre or such Purchaser is a party to any Contract with any Person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the Private Placement or the issuance of the Preferred Shares or payment of the Purchase Amount.

ARTICLE V
REGISTRATION RIGHTS
Section 5.1    Registration Statement; Registration Rights Agreement.
(a)    Not later than 60 days after the satisfaction of the Convertibility Requirement, the Company shall file a Registration Statement on Form S-3 (or, in the event that the Company is not eligible to file a Registration Statement on Form S-3 as of the date of such satisfaction, a Registration Statement on Form S-1) covering the resale by the Purchasers of all of the shares of Common Stock issuable upon conversion of the Preferred Shares on a delayed or continuous basis.
(b)    In connection with filing a Registration Statement covering the resale by the Purchasers of all of the shares of Common Stock issuable upon conversion of the Preferred Shares, the Parties shall enter into a customary registration rights agreement, to be negotiated and finalized subsequent to the satisfaction of the Convertibility Requirement.
ARTICLE VI
GENERAL PROVISIONS
Section 6.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile or email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):
(a)    If to the Company:
Horizon Global Corporation
47912 Halyard Drive, Suite 100
Plymouth, Michigan 48170
Attention: Jay Goldbaum
Email: jgoldbaum@horizonglobal.com

with copies (which shall not constitute notice) to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Attention: Michael J. Solecki, Esq.
Email: mjsolecki@jonesday.com

(b)    If to the Purchasers:

Corre Partners Management, LLC
12 East 49th Street, 40th Floor
New York, NY 10017
Attention: Saurabh Kapadia

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Email: operations@corre.com

Section 6.2    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Purchasers, except that a Purchaser may assign and transfer, without the prior consent of the Company or the other Purchasers, as applicable, its rights pursuant to Article V hereof to a transferee to whom a Transfer of Preferred Shares is permitted pursuant to this Agreement with respect to Preferred Shares being Transferred. Any assignment in violation of this Section 6.2 shall be void ab initio. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties and permitted assigns.
Section 6.3    Prior Negotiations; Entire Agreement. This Agreement constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.
Section 6.4    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER ARISING UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
Section 6.5    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
Section 6.6    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only upon the written consent of the Company and the Purchasers. Any amendment, restatement, modification or change effected in accordance with this Section 6.6 shall be binding upon each of the Purchasers, each transferee or future holder of the Preferred Shares, and the Company. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.
Section 6.7    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

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Section 6.8    Specific Performance. Each of the Parties hereto agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties hereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party hereto from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.
[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the date first above written.
HORIZON GLOBAL CORPORATION
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: General Counsel, Chief Compliance Officer and Corporate Secretary
CORRE OPPORTUNITIES QUALIFIED MASTER FUND, LP
By: /s/ John Barrett
Name: John Barrett
Title:Authorized Signatory

CORRE HORIZON FUND, LP
By: /s/ John Barrett
Name: John Barrett
Title: Authorized Signatory

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Schedule 1 – List of Purchasers

Purchaser	Purchased Preferred Shares	Exchanged Convertible Notes	Purchase Amount	Commitment Preferred Shares
Corre Opportunities Qualified Master Fund, LP	29,301.00	$29,301,000	$29,301,000	732.52
Corre Horizon Fund, LP (Series A)	8,024.25	8,024,250	8,024,250	200.61
Corre Horizon Fund, LP (Series B)	2,674.75	2,674,750	2,674,750	66.87
Total	40,000.00	$40,000,000	$40,000,000	1,000.00

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